UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2007

Genesis HealthCare Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-50351	20-0023783

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 East State Street Kennett Square, PA		19348

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 444-6350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.      Other events.

           On March 29, 2007, Genesis HealthCare Corporation (the “Company”) was served a complaint filed by Drumm Investors, LLC (“Drumm”) in the Court of Common Pleas of Chester County, Pennsylvania. The complaint generally alleges that the Company breached purported commitments made to Drumm in connection with the process that resulted in the proposed sale of the Company to a joint venture between affiliates of Formation Capital, LLC and affiliates of JER Partners, which is the private equity investment group affiliated with J.E. Robert Company, Inc. The complaint asserts claims for breach of contract, promissory estoppel, unjust enrichment and misappropriation of proprietary information. The complaint seeks alleged compensatory damages in an unspecified amount. The complaint also seeks alleged punitive damages, interest, costs, expenses, attorneys' fees, and other unspecified relief.

           The Company has reviewed the allegations contained in the complaint and believes that the lawsuit is without merit. The Company intends to vigorously defend itself against the claims.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HEALTHCARE CORPORATION

By:	/s/ James V. McKeon
Name: James V. McKeon
Title: Chief Financial Officer

Date: April 4, 2007